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                                                                    Exhibit 23.1





We have issued our report dated April 7, 2000, accompanying the consolidated financial statements of Daw Technologies, Inc. and Subsidiaries, included in the Annual Report on Form 10-K for the year ended December 31, 1999, which are incorporated by reference in this Form S-3 Registration Statement. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts."

                                   Grant Thornton, LLP

                                   /s/ Grant Thornton LLP



Salt Lake City, Utah
August 10, 2000



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